EXHIBIT NO. 99.1

Audited Financial Statements and Supplemental Schedule
Chemical Financial Corporation 401(k) Savings Plan
December 31, 2003 and 2002 and Year ended December 31, 2003
with Report of Independent Auditors

Chemical Financial Corporation
401(k) Savings Plan

Audited Financial Statements and Supplemental Schedule

December 31, 2003 and 2002 and Year ended December 31, 2003

Report of Independent Auditors

Administrative Committee
Chemical Financial Corporation 401(k) Savings Plan

We have audited the accompanying statements of assets available for benefits of the Chemical Financial Corporation 401(k) Savings Plan as of December 31, 2003 and 2002, and the related statement of changes in assets available for benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 2003 and 2002, and the changes in its assets available for benefits for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2003 is presented for purpose of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

February 5, 2004

Chemical Financial Corporation 401(k) Savings Plan

Statements of Assets Available for Benefits

	December 31
	2003	2002
Assets
Investments, at fair value:
Chemical Financial Corporation common stock	$8,766,533	$7,717,936
Mutual funds	18,787,782	13,037,790
Loans to participants	238,008	261,257
Total investments	27,792,323	21,016,983

Receivables:
Accrued income	-	7,192
Participant contributions	65,639	-
Employer contributions	15,989	-
Assets available for benefits	$27,873,951	$21,024,175

See accompanying notes.

Chemical Financial Corporation 401(k) Savings Plan

Statement of Changes in Assets Available for Benefits

Year ended December 31, 2003

Additions
Interest and dividend income	$469,552
Participant contributions	2,670,201
Employer contributions	517,106
Total additions	3,656,859

Deductions
Benefit payments	1,313,852
Transaction fees	356
Total deductions	1,314,208

Net realized and unrealized depreciation in
fair value of investments (Note 3)	4,507,125
Net increase	6,849,776

Assets available for benefits:
Beginning of year	21,024,175
End of year	$27,873,951

See accompanying notes.

Chemical Financial Corporation 401(k) Savings Plan

Notes to Financial Statements

Year ended December 31, 2003

1.  Description of the Plan

The following description of the Chemical Financial Corporation (the Company) 401(k) Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering all employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants may contribute up to 85% of pretax annual compensation not to exceed IRC limitation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company contributes matching contributions equal to 50% of the participant's salary reductions. In determining matching contributions, only salary reductions up to 4% of a participant's compensation will be matched.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) plan earnings. Participants direct the investment of their accounts among the investment funds offered by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Vesting

Participants are immediately vested in their contributions. Matching contributions vest in accordance with the following schedule:

Years of Service	Percentage
Less than 3	0%
3 or more	100%

Chemical Financial Corporation 401(k) Savings Plan

Notes to Financial Statements (continued)

1.  Description of the Plan (continued)

Participant Loans

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined monthly by the plan administrator. Principal and interest are paid ratably through payroll deductions.

Payment of Benefits

On termination of service or upon death, disability or retirement, a participant may request benefit payment. Benefit payments are distributed in lump-sum amount equal to the vested value of the participant's account. Payment of benefits may not be deferred by participants beyond their attainment of age 70-1/2.

2.  Summary of Accounting Policies

Investment Valuation

The Plan's investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Mutual funds are stated at the quoted market prices which represent the net asset values of shares held by the Plan at year-end. The participant loans are valued at their outstanding balances, which approximate fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Chemical Financial Corporation 401(k) Savings Plan

Notes to Financial Statements (continued)

2.  Summary of Accounting Policies (continued)

Plan Termination

Although it has not expressed the intention to do so, the Company has reserved the right to terminate the Plan at any time by resolution of its Board of Directors subject to the provisions of ERISA. In the event of Plan termination, participants will continue to be 100% vested in their accounts. The value of the participant accounts will be determined as of the effective date of the termination and distributed as provided by the Plan.

Administration

The Company has elected to pay all significant administrative expenses of the Plan.

3.  Investments

During the year ended December 31, 2003, the Plan's investments (including investments purchased, sold, as well as held during the year) appreciated in fair value as determined by quoted market prices as follows:

Net Realized and Unrealized (Depreciation) Appreciation in Fair Value of Investments

Mutual funds	$3,706,632
Chemical Financial Corporation common stock	800,493
$4,507,125

Chemical Financial Corporation 401(k) Savings Plan

Notes to Financial Statements (continued)

3.  Investments (continued)

Investments that represent 5% or more of the Plan's net assets are as follows:

		December 31
		2003	2002

*	Chemical Financial Corporation Common Stock	$ 8,766,533	$ 7,717,936
	Federated Investors Index Fund	**	2,306,132
	Federated Investors Intermediate Bond Fund	1,531,273	**
	Federated Investors Money Market Fund	1,885,283	1,580,098
	Federated Investors Fixed Income Fund	**	1,120,859
	Federated Investors Middle Capitalization Stock Fund	2,312,417	1,657,615
	Fidelity Investments Magellan Fund	**	1,590,296
	Fidelity Investments Growth Stock Fund	1,745,741	1,355,080
	Fidelity Investments Stock and Bond Fund	2,058,985	1,383,954
	Fidelity Investments Low-Priced Stock Fund	1,686,324	**
	Fidelity Investments Large Cap Blend	1,958,731	**
	Vanguard Institutional Index Fund	3,411,279	**

*	Party-in-interest

**	Less than 5% of Plan net assets

4.  Income Tax Status

The Plan has received a determination letter from the Internal Revenue Service dated February 12, 2003, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

Supplemental Schedule

Chemical Financial Corporation 401(k) Savings Plan

EIN: 38-2022454	Plan Number: 002

Schedule H, Line 4i-Schedule of Assets
(Held at End of Year)

December 31, 2003

	Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest Collateral, Par or Maturity Value	Cost	Current Value

*	Chemical Financial Corporation	Common Stock		$8,766,533

	Federated Investors Mutual Funds	Intermediate Bond Fund		1,531,273
		Short-term Bond Fund		77,356
		Long-term Bond Fund		56,174
		Middle Capitalization Stock Fund		2,312,417
		Money Market Fund		1,885,283

	Fidelity Investments	Stock and Bond Fund		2,058,985
		International Stock Fund		838,188
		Low-Priced Stock Fund		1,686,324
		Large Cap Blend		1,958,731
		Growth Stock Fund		1,745,741

	Other Mutual Funds	Dodge & Cox Stock Fund-Value Fund		1,226,031
		Vanguard Institutional Index Fund		3,411,279

*	Participant Loans	Interest rate range: 5.41% to 10.5%;
		with various maturity dates	$-	238,008
				$27,792,323

*	Party-in-interest

Note:	Historical cost information is not disclosed since all investments are participant directed.